CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form N-2/A of our report dated February 28, 2019, relating to the financial statements of Daxor Corporation, which is incorporated by reference in that Prospectus.

/s/ WithumSmith+Brown, P.C.

New York, NY

March 14, 2019